CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the incorporation by reference in the registration statement (Post-Effective Amendment No. 2 on Form F-3 to Form F-1, Registration Number 333-6136) and related prospectus and in the registration statement (Form S-8, Registration Number 333-8592) and related prospectus of our report dated March 23, 1998 with respect to the consolidated financial statements of Genesis Development and Construction Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the prospectuses.






                                             KOST LEVARY and FORER
                                      Certified Public Accountants (Israel)
                                     A member of Ernst & Young International


Haifa, Israel
June 30, 1998